UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2022

HUGOTON ROYALTY TRUST

(Exact name of Registrant as specified in its charter)

Texas	1-10476	58-6379215
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Simmons Bank Trustee 2911 Turtle Creek Blvd, Suite 850 Dallas, Texas	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (855) 588-7839

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	HGTXU	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

Effective August 22, 2022, Simmons Bank, as trustee (“Trustee”) of the Hugoton Royalty Trust (the “Trust”), and XTO Energy Inc., a Delaware corporation (“XTO Energy”), mutually agreed to terminate the Purchase and Sale Agreement (the “Purchase Agreement”) by and between the Trustee and XTO Energy pursuant to which the Trustee had agreed to sell, and XTO Energy had agreed to purchase the net overriding royalty interest created pursuant to certain net profits interest conveyances and certain other assets of the Trust.

As a result of the termination of the Purchase Agreement, the Trustee refunded the deposit paid by XTO Energy in connection with the Purchase Agreement, and the stay of certain arbitration proceedings between XTO Energy and the Trustee with respect to the Trust is lifted. The arbitration proceedings are expected to re-commence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HUGOTON ROYALTY TRUST

By:	SIMMONS BANK, TRUSTEE

	By:	/s/ RON E. HOOPER
Ron E. Hooper
Senior Vice President

Date: August 23, 2022